Exhibit 99.2

NEWS RELEASE

Ocean Power Technologies Announces Manufacturing Expansion and Relocation of Its Corporate Headquarters

PENNINGTON, N.J., April 6, 2017 (GLOBE NEWSWIRE) -- Ocean Power Technologies, Inc. (Nasdaq: OPTT) today announced that it has selected Monroe, NJ for its new corporate headquarters and manufacturing center. “Our ability to deliver PowerBuoys to our customers is a critical factor in executing our commercialization strategy,” said OPT President and CEO George H. Kirby. “We are seeing increasing interest for our PB3 PowerBuoy in specific applications, mainly around support for offshore oil and gas subsea operations and metocean applications, as well as within our other target markets. Given the significant limitations of our current location, in combination with certain contractual opportunities with our current facility lease, we arrived at the strategic decision to relocate our corporate headquarters which allows us to dramatically expand our manufacturing capabilities. We also believe that our new location will better position us to attract and retain critical talent as we continue to increase our sales, marketing, technical and operational expertise through new hires.”

Dr. Mike Mekhiche, Executive Vice President of Engineering and Operations stated, “We believe this new facility will enable us to implement world class assembly and testing processes, emphasizing product quality and employee safety, while significantly increasing product through-put. We are planning to carry out the move in the latter part of this calendar year with minimal impact to business operations.”

OPT’s new facility located at 28 Engelhard Drive in Monroe, NJ will offer approximately 56,000 square feet of manufacturing and office space, nearly doubling the size of its current facility in Pennington, NJ. This larger space will support OPT’s increased operational needs, and also allow for its projected growth over the next several years.

“Our decision to relocate is integral to our overall business growth strategy,” continued Mr. Kirby, “which focuses on increased operational efficiency, a non-negotiable commitment to product quality and employee safety, and ensuring timely product delivery. With this move, we believe we’ll be poised to deliver on the great opportunities that we’re pursuing.”

About Ocean Power Technologies

Headquartered in New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Our PB3 PowerBuoy uses ocean waves to provide clean, reliable and persistent electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, ocean observing, telecommunications and more. To learn more, visit www.oceanpowertechnologies.com

Forward-Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Company Contacts:

Investor Relations Contact:

Andrew Barwicki

Phone: 516-662-9461

Chief Financial Officer

Matthew T. Shafer

Phone: 609-730-0400